Pricing Supplement No. 235 dated October 1, 2012 to Prospectus Supplement dated September 28, 2012 to Prospectus dated September 28, 2012, each as may be amended	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-184193

25,000,000

ELEMENTSSM—“Dogs of the Dow”
Linked to the
Dow Jones High Yield Select 10 Total Return IndexSM

due November 14, 2022

The ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022 (the “Securities”) do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment at maturity or upon repurchase by Deutsche Bank AG, London Branch based on the performance of the Dow Jones High Yield Select 10 Total Return IndexSM less an investor fee. The principal terms of the Securities are as follows:

Issuer: Deutsche Bank AG, London Branch (“Deutsche Bank”).

CUSIP Number: 25153Q 65 8

Underlying Index: The Securities follow the same general concept as the “Dogs of the Dow” investment strategy, and the return on the Securities is linked to the performance of the Dow Jones High Yield Select 10 Total Return IndexSM (the “Index”). The Index is comprised of the ten stocks in the Dow Jones Industrial AverageSM with the highest indicated annual dividend yield and is reweighted and reconstituted each December. The Index is published on Bloomberg under the symbol “MUTR <Index>”.

Payment at Maturity: If your Securities have not previously been repurchased by Deutsche Bank at your election, at maturity, subject to the credit of the Issuer, you will receive a cash payment equal to the principal amount of your Securities times the index factor on the final valuation date times the fee factor on the final valuation date. Any payment at maturity is subject to our ability to pay our obligations as they become due.
(Cover continued on next page)

You may lose some or all of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-10 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

We sold 700,000 Securities on the inception date through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Nuveen Investments LLC (“Nuveen Investments”) and through one or more dealers purchasing as principals through MLPF&S and Nuveen Investments at their stated principal amount of $10.00 each. Additional Securities have been and may continue to be offered and sold from time to time through our affiliate, DBSI, and one or more dealers at then-current market price which may be significantly higher or lower than the stated principal amount of $10.00. As of September 20, 2012, there were approximately 1,520,000 Securities outstanding. We will receive proceeds equal to 100% of the offering price of Securities sold after the inception date.

MLPF&S and each dealer in the initial distribution charged, and DBSI and any other dealer involved in any subsequent distribution charged, and are expected to charge, normal commissions for the purchase of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Investments, each a member of the Financial Industry Regulatory Authority (“FINRA”), will receive a portion of the investor fee. DBSI is our affiliate. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

Deutsche Bank Securities

Nuveen Investments	BofA Merrill Lynch

As Agents for

Deutsche Bank AG, London Branch

Pricing Supplement dated October 1, 2012

ELEMENTSSM and are service marks of Merrill Lynch, Pierce, Fenner & Smith Incorporated

(Continued from previous page)

Secondary Market: The Securities are listed on NYSE Arca under the ticker symbol “DOD”. To the extent there is an active secondary market in the Securities, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Repurchase of the Securities: Subject to the requirements described below, you may offer $2,500,000 stated principal amount (250,000 Securities) or more of your Securities to Deutsche Bank for repurchase on any business day during the term of the Securities. If you elect to offer your Securities for repurchase, and the requirements for acceptance by Deutsche Bank are met, you will receive a cash payment in an amount equal to the daily repurchase value, which is the principal amount of your Securities to be repurchased times the index factor on the applicable valuation date times the fee factor on the applicable valuation date. The Calculation Agent expects to calculate and publish the daily repurchase value of your Securities on each trading day at www.elementsetn.com.

Repurchase Mechanics: To offer your Securities to Deutsche Bank for repurchase on a repurchase date, you and your broker must deliver an irrevocable offer for repurchase to Deutsche Bank Securities, Inc. (“DBSI”) no later than 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date and follow the procedures set forth under “Specific Terms of the Securities—Repurchase Procedures.” The last valuation date for which you may submit an offer for repurchase (which offer must be delivered to DBSI no later than 4:00 p.m., New York City time, on the business day immediately preceding such valuation date) is October 25, 2022. If you fail to comply with these procedures, your offer will be deemed ineffective and Deutsche Bank will not be obligated to repurchase your Securities. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022.

Intraday Indicative Value: The intraday indicative value, which is meant to approximate the intrinsic economic value of the Securities at any given time, equals the principal amount of the Securities times the index factor calculated based on the level of the Index at such time times the fee factor for the day on which such time occurs. The Calculation Agent will publish the intraday indicative value under the Bloomberg symbol DODIV. The actual trading price of the Securities in the secondary market may vary significantly from their indicative value. Investors are cautioned that paying a premium purchase price over the indicative value of the Securities at any time could lead to the loss of any premium in the event the investor sells the Securities when the premium is no longer present in the marketplace.

Valuation Date: Valuation date means each trading day from November 16, 2007 to October 25, 2022 inclusive and November 7, 2022. We refer to November 7, 2022, as the “final valuation date.” If there is a market disruption event occurring on a valuation date, such valuation date, including the final valuation date, may be postponed as provided herein.

Repurchase Date: A repurchase date is the third business day following a valuation date. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022.

Inception Date: November 7, 2007.

Initial Settlement Date: November 14, 2007.

Index Factor: The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the Index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing level of the Index on the inception date and is equal to 121.33.

Fee Factor: The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by Deutsche Bank, the level of the Index must increase by an amount sufficient to offset the investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase by Deutsche Bank.

Trading Day: A trading day is a day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, NYSE Arca and the Nasdaq Stock Market and (iii) trading is generally conducted on the markets on which the stocks underlying the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

Business Day: A business day is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with the prospectus dated September 28, 2012, as supplemented by the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which the Securities are a part. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) and any further supplements to these documents at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

TABLE OF CONTENTS

SUMMARY	PS-1
RISK FACTORS	PS-10
THE INDEX	PS-17
VALUATION OF THE SECURITIES	PS-22
SPECIFIC TERMS OF THE SECURITIES	PS-23
CLEARANCE AND SETTLEMENT	PS-27
USE OF PROCEEDS AND HEDGING	PS-27
U.S. FEDERAL INCOME TAX CONSEQUENCES	PS-28
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-31
BENEFIT PLAN INVESTOR CONSIDERATIONS	PS-32
LEGAL MATTERS	PS-33
FORM OF OFFER FOR REPURCHASE	A-1

SUMMARY

The following is a summary of terms of the ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022 (the “Securities”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated September 28, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated September 28, 2012, which supplements the prospectus, in each case as may be amended or supplemented from time to time.

We may, without your consent, create and issue securities in addition to those offered by this pricing supplement having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. However, we are under no obligation to sell additional Securities at any time, and if we do sell additional Securities, we may limit such sales and stop selling additional Securities at any time.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	How do you sell your Securities?

•	How do you offer your Securities for repurchase by Deutsche Bank?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences of an investment in the Securities?

•	How do you calculate the payment on the Securities?

What Are the Securities and How Do They Work?

The Securities are senior unsecured obligations of Deutsche Bank, acting through its London branch, that are linked to the performance of the Dow Jones High Yield Select 10 Total Return IndexSM (the “Index”).

The Index is a market index constructed as a subset of the Dow Jones Industrial AverageSM. Each December, the thirty stocks in the Dow Jones Industrial AverageSM are ranked by indicated annual dividend yield. The ten stocks with the highest indicated annual dividend yield are then selected as Index components. The Index and the Dow Jones Industrial AverageSM were developed and are calculated, maintained and published by Dow Jones & Company, Inc. (the “Index Sponsor”).

If your Securities have not been previously repurchased by Deutsche Bank at your election, at maturity, subject to the credit of the Issuer, you will receive a cash payment equal to the principal amount of your Securities times the index factor determined on the final valuation date times the fee factor on the final valuation date. The Securities do not guarantee any return of principal at maturity and do not pay any interest during their term.

Prior to maturity, you may, subject to certain restrictions, offer your Securities for repurchase by Deutsche Bank provided that you offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) for repurchase and follow the procedures described below. The last valuation date for which you may submit an offer for repurchase (which offer must be delivered to DBSI no later than 4:00 p.m., New York City time, on the business day immediately preceding such valuation date) is October 25, 2022. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which Deutsche Bank will repurchase your Securities will be October 25, 2022. If you choose to offer your Securities for repurchase on a repurchase date, you will receive a cash payment on such date in an amount equal to the daily repurchase value, which is the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is equal to 121.33, the closing index level on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A repurchase date is the third business day following a valuation date. A valuation date is each trading day from November 16, 2007 to October 25, 2022 inclusive and November 7, 2022. Unless the scheduled repurchase date is postponed due to a market disruption event, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022. A valuation date may be postponed due to a market disruption event up to five scheduled trading days. If postponement of a valuation date due to a market disruption occurs, such postponement will continue until the next trading day on which there is no market disruption, for up to five scheduled trading days. If a market disruption event causes the postponement of the valuation date for more than five scheduled trading days, the level of the Index for such repurchase date will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such valuation date, as postponed. If a valuation date is postponed, the corresponding repurchase date will also be postponed so that such repurchase date occurs on the third business day following the valuation date as postponed.

We will not pay you interest during the term of the Securities.

For a further description of how your payment at maturity will be calculated, see “—How Do You Calculate the Payment on the Securities?”, “—Hypothetical Examples” and “Specific Terms of the Securities” below in this pricing supplement.

How Do You Calculate the Payment on the Securities?

Set forth below is an explanation of the steps necessary to calculate the payment on the Securities at maturity or upon any repurchase by Deutsche Bank.

Step 1: Calculate the fee factor

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Step 2: Calculate the index factor

The index factor on any given day, other than the final valuation date, will be equal to the closing level of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing levels of the Index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is 121.33, the closing level of the Index on the inception date.

Step 3: Calculate the payment

You will receive a cash payment at maturity or upon repurchase by Deutsche Bank, as applicable, equal to the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by Deutsche Bank, the level of the Index must increase by an amount sufficient to offset the investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by Deutsche Bank. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by Deutsche Bank.

What Indicative Value of the Securities will be Published?

The intraday indicative value, which is meant to approximate the intrinsic economic value of the Securities at any given time, equals the principal amount of the Securities times the index factor calculated based on the level of the Index at such time times the fee factor for the day on which such time occurs. The Calculation Agent will publish the intraday indicative value under the Bloomberg symbol DODIV.  Additionally, the Calculation Agent expects to calculate and publish the closing indicative value of your Securities on each trading day at www.elementsetn.com.

The actual trading price of the Securities in the secondary market may vary significantly from their indicative value. Investors are cautioned that paying a premium purchase price over the indicative value of the Securities at any time could lead to the loss of any premium in the event the investor sells the Securities when the premium is no longer present in the marketplace.

How Do You Sell Your Securities?

The Securities are listed on NYSE Arca. To the extent there is an active secondary market in the Securities, we expect that investors will purchase and sell such Securities primarily in this secondary market. A trading market for your Securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the Securities. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. If the Securities are delisted or if a sufficiently active secondary market in the Securities does not develop, there likely will not be enough liquidity in the Securities to allow you to trade or sell your Securities when you wish to do so or at a price that reflects a liquid market in the Securities.

How Do You Offer Your Securities for Repurchase by Deutsche Bank?

If you wish to offer your Securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 4:00 p.m., New York City time, on the business day immediately preceding the valuation date three business days prior to the applicable repurchase date. You must offer at least $2,500,000 stated principal amount of your Securities (250,000 Securities) for repurchase by Deutsche Bank on any repurchase date. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable daily repurchase value, facing DBSI; and

•
cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date, your notice will not be effective and we will not accept your offer to repurchase your Securities on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the Securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any Securities purchased by DBSI will remain outstanding. If less than 250,000 Securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•
Uncertain Principal Repayment – Your principal is not protected. If the level of the Index decreases, or does not increase by an amount greater than the investor fee applicable to your Securities, you will receive less than your original investment in the Securities upon repurchase or at maturity.

•
Underlying Index and Market Risk – The return on the Securities is linked to the performance of the Index which, in turn, is linked to the prices of the common stocks that make up the Index. Prices may change unpredictably, affecting the level of the stocks that make up the Index and, consequently, the value of your Securities in unforeseeable ways. The Index Sponsor may suspend or discontinue the calculation or publication of the Index, making it difficult to determine the market value of the Index and of your Securities which, may in turn, adversely affect the market price of your Securities.

•	No Interest Payments – You will not receive any periodic interest payments on the Securities.

•
Credit Risk of the Issuer – The Securities are senior unsecured obligations of Deutsche Bank, acting through its London branch. Any payments you are entitled to receive on your Securities are subject to the ability of Deutsche Bank to pay its obligations as they come due. This risk is in addition to the risks posed by the Index.

•
There May Not Be an Active Trading Market for the Securities – Although the Securities are listed on NYSE Arca, there may not be an active trading market for the Securities. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

•
Restrictions on Repurchases by Deutsche Bank – You must offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) to Deutsche Bank for your offer for repurchase to be considered.

•
Your Offer for Repurchase Is Irrevocable – You will not be able to rescind your offer for repurchase after it is received by DBSI, so you will be exposed to market risk in the event market conditions change after DBSI receives your offer.

•
Conflicts of Interest – We own, directly or indirectly, all of the outstanding equity securities of DBSI. Any offering in which DBSI participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. See “Supplemental Plan of Distribution (Conflicts of Interest).”

•
Uncertain Tax Treatment – Significant aspects of the tax treatment of the Securities are uncertain, and the Internal Revenue Service (“IRS”) or a court might not uphold the tax consequences described in this pricing supplement.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•	You seek an investment with a return linked to the performance of the Index.

•	You believe the level of the Index will increase by an amount sufficient to offset the investor fee and to provide you with a satisfactory return on your investment during the term of the Securities.

•	You are willing to accept the risk of fluctuations in the level of the Index.

•	You do not seek current income from this investment.

The Securities may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in the level of the Index.

•	You seek a guaranteed return of principal.

•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the investor fee during the term of the Securities.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples show how the Securities would perform in hypothetical circumstances. We have included two examples in which the Index has increased by approximately 200% at maturity, as well as two examples in which the Index has decreased by approximately 50% at maturity. These examples highlight the behavior of the indicative value in different circumstances, but they are not indicative of actual results. The figures in these examples have been rounded for convenience. Figures for year 15 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula. The closing level of the Index for year 15 in the hypotheticals below is the average of the closing levels of the Index for the five trading days prior to and including the final valuation date. It is possible that you could lose your entire investment if your Securities are exposed to severe or repeated adverse monthly performances. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Assumptions:

Annual Investor Fee	Days	Principal	Initial Index Level
0.75%	365	$10.00	121.33

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

Example 1: The closing level of the Index is lower than the initial index level in the first 6 years, resulting in negative annualized product returns.  The closing level of the Index is higher than the initial index level in the following 9 years, resulting in positive annualized product returns.

A Year	B Index Level	C Index Factor	D Investor Fee	E Fee Factor	F Indicative Value	G Annualized Index Return	H Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	121.33	1.00	0.00%	100.00%	10.00
1	76.70	0.63	0.75%	99.25%	6.27	-36.78%	-37.26%
2	86.23	0.71	1.50%	98.50%	7.00	-15.70%	-16.33%
3	84.73	0.70	2.25%	97.75%	6.83	-11.28%	-11.95%
4	91.65	0.76	3.00%	97.00%	7.33	-6.77%	-7.48%
5	97.80	0.81	3.75%	96.25%	7.76	-4.22%	-4.95%
6	112.35	0.93	4.50%	95.50%	8.84	-1.27%	-2.03%
7	139.43	1.15	5.25%	94.75%	10.89	2.01%	1.22%
8	165.21	1.36	6.00%	94.00%	12.80	3.93%	3.13%
9	191.58	1.58	6.75%	93.25%	14.72	5.21%	4.39%
10	219.12	1.81	7.50%	92.50%	16.71	6.09%	5.27%
11	241.45	1.99	8.25%	91.75%	18.26	6.46%	5.63%
12	257.67	2.12	9.00%	91.00%	19.33	6.48%	5.64%
13	278.33	2.29	9.75%	90.25%	20.70	6.60%	5.76%
14	310.87	2.56	10.50%	89.50%	22.93	6.95%	6.11%
15	363.99	3.00	11.25%	88.75%	26.63	7.60%	6.75%

Example 2: The closing level of the Index is lower than the initial index level in the first 11 years, resulting in negative annualized product returns.  The closing level of the Index is higher than  or equal to the initial index level in the following 4 years, resulting in positive annualized product returns. If the level of the Index does not increase sufficiently to offset the impact of the investor fee, as shown in this example, when, in year 12, the Index increases to the initial index level, the annualized product return will be negative and you will receive less than the principal amount at maturity or upon repurchase of your Securities by Deutsche Bank.

A Year	B Index Level	C Index Factor	D Investor Fee	E Fee Factor	F Indicative Value	G Annualized Index Return	H Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	121.33	1.00	0.00%	100.00%	10.00
1	76.70	0.63	0.75%	99.25%	6.27	-36.78%	-37.26%
2	78.93	0.65	1.50%	98.50%	6.41	-19.34%	-19.95%
3	71.92	0.59	2.25%	97.75%	5.79	-16.00%	-16.63%
4	62.95	0.52	3.00%	97.00%	5.03	-15.13%	-15.77%
5	53.79	0.44	3.75%	96.25%	4.27	-15.01%	-15.66%
6	65.04	0.54	4.50%	95.50%	5.12	-9.87%	-10.56%
7	83.23	0.69	5.25%	94.75%	6.50	-5.24%	-5.97%
8	63.26	0.52	6.00%	94.00%	4.90	-7.82%	-8.53%
9	80.05	0.66	6.75%	93.25%	6.15	-4.52%	-5.25%
10	67.87	0.56	7.50%	92.50%	5.17	-5.64%	-6.38%
11	101.69	0.84	8.25%	91.75%	7.69	-1.59%	-2.36%
12	121.33	1.00	9.00%	91.00%	9.10	0.00%	-0.78%
13	176.41	1.45	9.75%	90.25%	13.12	2.92%	2.11%
14	204.37	1.68	10.50%	89.50%	15.08	3.79%	2.98%
15	363.99	3.00	11.25%	88.75%	26.63	7.60%	6.75%

Example 3: The Index decreases in the first 8 years and the closing level of the Index remains lower than the initial index level for 15 years, resulting in negative annualized product returns.

A Year	B Index Level	C Index Factor	D Investor Fee	E Fee Factor	F Indicative Value	G Annualized Index Return	H Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	121.33	1.00	0.00%	100.00%	10.00
1	76.70	0.63	0.75%	99.25%	6.27	-36.78%	-37.26%
2	71.95	0.59	1.50%	98.50%	5.84	-22.99%	-23.57%
3	67.49	0.56	2.25%	97.75%	5.44	-17.76%	-18.38%
4	63.31	0.52	3.00%	97.00%	5.06	-15.01%	-15.65%
5	59.39	0.49	3.75%	96.25%	4.71	-13.31%	-13.97%
6	55.71	0.46	4.50%	95.50%	4.39	-12.17%	-12.84%
7	53.56	0.44	5.25%	94.75%	4.18	-11.03%	-11.71%
8	50.24	0.41	6.00%	94.00%	3.89	-10.44%	-11.13%
9	59.58	0.49	6.75%	93.25%	4.58	-7.60%	-8.31%
10	63.27	0.52	7.50%	92.50%	4.82	-6.30%	-7.03%
11	71.10	0.59	8.25%	91.75%	5.38	-4.74%	-5.48%
12	73.27	0.60	9.00%	91.00%	5.50	-4.12%	-4.87%
13	68.74	0.57	9.75%	90.25%	5.11	-4.28%	-5.03%
14	64.48	0.53	10.50%	89.50%	4.76	-4.42%	-5.17%
15	60.67	0.50	11.25%	88.75%	4.44	-4.52%	-5.27%

Example 4: The Index decreases in the first year and the closing level of the Index remains lower than the initial index level for 15 years, resulting in negative annualized product returns.

A Year	B Index Level	C Index Factor	D Investor Fee	E Fee Factor	F Indicative Value	G Annualized Index Return	H Annualized Product Return
A	B	B / Initial Index Level	0.75% * (N / 365)	1 – D	Principal * C * E
0	121.33	1.00	0.00%	100.00%	10.00
1	76.70	0.63	0.75%	99.25%	6.27	-36.78%	-37.26%
2	86.45	0.71	1.50%	98.50%	7.02	-15.59%	-16.22%
3	98.45	0.81	2.25%	97.75%	7.93	-6.73%	-7.43%
4	89.34	0.74	3.00%	97.00%	7.14	-7.37%	-8.07%
5	76.94	0.63	3.75%	96.25%	6.10	-8.71%	-9.40%
6	87.62	0.72	4.50%	95.50%	6.90	-5.28%	-6.00%
7	75.46	0.62	5.25%	94.75%	5.89	-6.56%	-7.28%
8	71.39	0.59	6.00%	94.00%	5.53	-6.41%	-7.14%
9	61.48	0.51	6.75%	93.25%	4.73	-7.27%	-7.99%
10	70.02	0.58	7.50%	92.50%	5.34	-5.35%	-6.08%
11	80.52	0.66	8.25%	91.75%	6.09	-3.66%	-4.41%
12	82.53	0.68	9.00%	91.00%	6.19	-3.16%	-3.92%
13	71.08	0.59	9.75%	90.25%	5.29	-4.03%	-4.78%
14	51.34	0.42	10.50%	89.50%	3.79	-5.96%	-6.70%
15	60.67	0.50	11.25%	88.75%	4.44	-4.52%	-5.27%

Historical Information of the Securities

The Securities are linked to the performance of the Dow Jones High Yield Select 10 Total Return IndexSM. Publication of the Dow Jones High Yield Select 10 Total Return IndexSM began on August 27, 2007. No actual investment in securities linked to the Dow Jones High Yield Select 10 Total Return IndexSM was possible prior to August 27, 2007.

The following graph sets out the historical performance from November 7, 2007, the inception date, to September 21, 2012 of the Securities. The graph below does not represent the actual return you should expect to receive on the Securities. Historical performance of the Securities is not indicative of future performance of your investment in the Securities. The Securities do not guarantee any return of, or on, your initial investment. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

RISK FACTORS

The Securities are senior unsecured obligations of Deutsche Bank, acting through its London branch. The Securities are riskier than ordinary unsecured debt securities. The return on the Securities is linked to the performance of the Index. Investing in the Securities is not equivalent to investing directly in the common stocks that make up the Index (each, an “Index Component” and together the “Index Components”) or the Index itself. See “The Index” below for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the Securities.

Even if the Level of the Index at Maturity or upon Repurchase by Deutsche Bank Exceeds the Initial Index Level, You May Receive Less Than the Principal Amount of Your Securities

Because the investor fee reduces the amount of your return at maturity or upon repurchase by Deutsche Bank, the level of the Index must increase by an amount sufficient to offset the investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by Deutsche Bank. If the level of the Index decreases or does not increase sufficiently to offset the impact of the investor fee, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by Deutsche Bank.

The Principal of Your Securities is Not Protected and You May Lose All or a Significant Portion of Your Investment in the Securities.

The principal of your Securities is not protected. Our cash payment on your Securities on the maturity date or repurchase date, if any, will be primarily based on any increase or decrease in the level of the Index. You may lose all or a significant amount of your investment in the Securities if the level of the Index decreases substantially.

The Securities Represent an Investment in Deutsche Bank AG, Not an Investment in any Underlying Assets, and Are Therefore Subject to the Credit Risk of Deutsche Bank AG

The Securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The Securities are not an investment in any underlying assets and do not give rise to any claim in any underlying assets. Any payment on, and the value of, the Securities is ultimately dependent upon the credit of Deutsche Bank AG, acting through its London branch. If Deutsche Bank AG were to become unable to satisfy its obligations as they fall due, the value of the Securities would be substantially impaired and you may not recover the then-current repurchase value of the Securities or the value of your initial investment in the Securities, regardless of the performance of the Index.

You Will Not Benefit from Any Increase in the Level of the Index if Such Increase is Not Reflected in the Level of the Index on the Applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the impact of the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your Securities at maturity or upon repurchase by Deutsche Bank. This will be true even if the level of the Index as of a particular date or dates prior to the applicable valuation date (including the final valuation date) would have been high enough to offset the impact of the investor fee.

In addition, because the index factor on the final valuation date will equal the average of the closing levels of the Index for the five trading days prior to and including the final valuation date divided by the initial index level, the index factor on the final valuation date could be lower than the closing level of the Index on that day divided by the initial index level.

There Are Restrictions on the Minimum Number of Securities You May Offer to Deutsche Bank for Repurchase

If you elect to offer your Securities to Deutsche Bank for repurchase, you must offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) to Deutsche Bank at one time on any repurchase date. The minimum repurchase amount of $2,500,000 stated principal amount of Securities (250,000 Securities) and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your Securities. If you own Securities with an aggregate stated principal amount of less than $2,500,000, you will not be able to cause Deutsche Bank to repurchase your Securities. A repurchase date is the third business day following the applicable valuation date. Your offer to Deutsche Bank to repurchase your Securities on a repurchase date is only valid if DBSI receives your offer for repurchase from your broker by no later than 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date prior to the applicable repurchase date. If DBSI does not receive your offer for repurchase by 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date, your offer will not be effective and we will not repurchase your Securities on the applicable repurchase date. Unless the scheduled repurchase date is postponed due to a market disruption event, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022. See “Specific Terms of Your Security—Repurchase Procedures” for more information.

The Market Value of the Securities May Be Influenced by Many Unpredictable Factors

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

•	the time remaining to the maturity of the Securities;

•	the dividend rate on the common stocks underlying the Index;

•
supply and demand for the Securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the Securities;

•	geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the level of the Index;

•	the prevailing interest rates and yields in the market generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The Index Sponsor May Adjust the Index in a Way That Affects the Level of the Index, and the Index Sponsor Has No Obligation to Consider Your Interests

The Index Sponsor determines the composition of the Index and can add, delete or substitute the stocks underlying the Index or make other changes that could change the level of the Index. You should realize that the changing of companies included in the Index may affect the Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests in revising the Index or any of the Index Components.

Your Return May Not Reflect the Return on a Direct Investment in the Stocks Included in the Index

The return on your Securities may not match the return you would have received had you invested directly in the Index Components. In particular, an investment in the Securities is subject to the investor fee which reduces the amount of your return at maturity or upon repurchase of the Securities by Deutsche Bank.

The Securities May Not Be a Suitable Investment for You

The Securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Index; you seek a guaranteed return of principal; you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the investor fee during the term of the Securities; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

You Will Not Receive Interest Payments on the Securities or Have Rights in the Index Components

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that investors in the Index Components may have. You will receive cash for your Securities, and you will have no right to receive delivery of any of the Index Components.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

Although the Securities are listed on NYSE Arca, there may not be an active trading market for your Securities. Even if there is a secondary market, it may not be liquid and may not continue for the term of the Securities. No assurances can be given as to the continuation of any listing during the term of the Securities. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. If the Securities are delisted or if a sufficiently active secondary market in the Securities does not develop, there likely will not be enough liquidity in the Securities to allow you to trade or sell your Securities when you wish to do so or at a price that reflects a liquid market in the Securities. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the Securities to allow you to purchase additional Securities to meet the requirement of holding a minimum of 250,000 Securities in order to make an offer to us for the repurchase of your Securities.

Trading by Deutsche Bank and Other Transactions by Deutsche Bank and/or its affiliates in Instruments Linked to the Index or Index Components May Impair the Market Value of the Securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we have entered into and expect to continue to enter into additional transactions to hedge our obligations under the Securities. Such transactions may involve purchases or sales of the Index Components, futures or options on the Index Components, or other derivative instruments with returns linked to the performance of the Index Components or the Index and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the Index Components and the level of the Index and, therefore, the market value of the Securities. It is possible that our hedging activities could produce substantial returns for us even though the market value of the Securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the Securities.

With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

The Liquidity of the Market for the Securities May Vary Materially Over Time

We sold 700,000 Securities on the inception date through MLPF&S and Nuveen Investments. As of September 20, 2012, there were approximately 1,520,000 Securities outstanding. Additional Securities may be offered and sold from time to time through our affiliate, DBSI, acting as our agent. The number of Securities outstanding could be reduced at any time due to repurchases of the Securities by Deutsche Bank as described in this pricing supplement. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to offer your Securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) to Deutsche Bank at one time for repurchase on any repurchase date.

The Intraday Indicative Value is not the Same as the Trading Price of the Securities in the Secondary Market

The intraday indicative value of the Securities is not the same as the trading price of such Securities in the secondary market. An intraday indicative value is meant to approximate the intrinsic economic value of the Securities at any given time. On each trading day, the Calculation Agent will publish the intraday indicative value every 15 seconds under the Bloomberg symbol DODIV. In addition, the calculation agent will publish the daily repurchase value at www.elementsetn.com.

The trading price of the Securities at any time is the price that you may be able to sell or purchase the Securities in the secondary market at such time, if one exists. The trading price of the Securities at any time may vary significantly from the intraday indicative value at such time. Paying a premium purchase price over the intraday indicative value of the Securities could lead to significant losses in the event the investor sells such Securities at a time when such premium is no longer present in the market place.

We May Sell Additional Securities at Different Prices But We Are under No Obligation to Issue or Sell Additional Securities at Any Time, and If We Do Sell Additional Securities, We May Limit or Restrict Such Sales, and We May Stop Selling Additional Securities at Any Time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the face amount, based on the indicative value of such Securities at that time.  The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such Securities.  Additionally, any Securities held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the Securities.  However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit such sales and stop selling additional Securities at any time.  If we stop selling additional Securities for any reason, the price and liquidity of such Securities in the secondary market could be materially and adversely affected, which may cause the Securities to trade at a premium or discount in relation to their indicative value, but the indicative value of the Securities and the daily repurchase value would not be affected. Prior to making an investment in the Securities, you should take into account whether or not the trading price is tracking the indicative value of the Securities. Paying a premium purchase price over the intraday indicative value of the Securities could lead to significant losses.

We or Our Affiliates May Have Economic Interests Adverse to Those of the Holders of the Securities.

If we decide to issue additional Securities, we currently expect our affiliate, DBSI, would act as our agent in connection with the issuance of any such Securities. Although DBSI will not receive any discounts or commissions from us in connection with such issuances, DBSI is expected to charge normal commissions for the purchase of any such Securities. In addition, Deutsche Bank and other affiliates of ours have engaged in and expect to engage in trading activities related to the Index Components, futures or options on the Index Components or the Index, or other derivative instruments with returns linked to the performance of Index Components or the Index, for their accounts and for other accounts under their management. Deutsche Bank and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the Securities. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the Securities and the amount payable to you at maturity.

You should also be aware that our affiliate, DBSI, is expected to act as our agent in connection with any Securities offered and sold after the inception date. Although DBSI will not receive any discounts or commissions in connection with such sales, DBSI is expected to charge normal commissions for the purchase of any Securities.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in the Index, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views or provide recommendations about the companies whose stocks are included in the Index. Any such views or recommendations may be inconsistent with purchasing or holding the Securities. Any prospective purchaser of Securities should undertake such independent investigation of each company whose stock is included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of Securities with returns linked or related to changes in the level of the Index or the Index Components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Securities.

The Business Activities of MLPF&S, Nuveen Investments, and DBSI May Create Conflicts of Interest

MLPF&S, Nuveen Investments, and DBSI and their respective affiliates have engaged in and expect to engage in trading activities related to the Index Components, futures or options on the Index Components or the Index, or other derivative instruments with returns linked to the performance of Index Components or the Index that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that MLPF&S, Nuveen Investments, and DBSI and their respective affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Securities. Moreover, MLPF&S, Nuveen Investments, and DBSI have published and in the future expect to publish research reports and trading advice with respect to some or all of the Index Components. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research and trading advice should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by MLPF&S, Nuveen Investments or DBSI and their respective affiliates may affect the market price of the Index Components and the level of the Index and, therefore, the market value of the Securities. With respect to any of the activities described above, none of MLPF&S, Nuveen Investments, nor DBSI or their respective affiliates have any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

The Index Sponsor May Discontinue the Index and Public Disclosure of Information Relating to the Index May Change Over Time

The Index Sponsor is under no obligation to continue to compile and publish the Index and is not required to compile and publish any successor index if the Index is discontinued. If the Index Sponsor discontinues or suspends the compilation or publication of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity or upon repurchase by Deutsche Bank. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the Securities (the “Calculation Agent”). In the event the Index Sponsor discontinues or suspends the compilation or publication of the Index, the Calculation Agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the Index Sponsor, Merrill Lynch & Co. or Deutsche Bank). If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon repurchase by Deutsche Bank will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” and “—Discontinuance or Modification of the Index” in this pricing supplement. You, as an investor in the Securities, should make your own investigation into the Index and the Index Sponsor.

The Policies of the Index Sponsor and any Changes Thereto That Affect the Composition and Valuation of the Index Could Affect the Amount Payable on Your Securities and Their Market Value

The policies of the Index Sponsor concerning the calculation of the level of the Index, additions, deletions or substitutions of Index Components in the Index and the manner in which changes affecting the Index are reflected could affect the level of the Index and, therefore, the amount payable on your Securities at maturity or upon repurchase by Deutsche Bank and the market value of your Securities prior to maturity.

Additional Index Components may satisfy the eligibility criteria for inclusion in the Index, and the Index Components currently included in the Index may fail to satisfy such criteria. In addition, the Index Sponsor may modify the methodology for determining the composition and weighting of the Index, or for calculating the level of the Index. The Index Sponsor may also discontinue or suspend compilation or publication of the Index, in which case it may become difficult to determine the market value of the Index. Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index. The circumstances in which the Calculation Agent will be required to make such a determination are described more fully under “Specific Terms of Your Security—Market Disruption Event,” “—Discontinuance or Modification of the Index” and “—Role of Calculation Agent.”

There Are Potential Conflicts of Interest Between You and the Calculation Agent

We will serve as the Calculation Agent. The Calculation Agent will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon repurchase by Deutsche Bank. For a more detailed description of the Calculation Agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

If the Index Sponsor were to discontinue or suspend compilation or publication of the Index or cause Dow Jones to discontinue or suspend calculation of the Index and the Index Sponsor does not appoint another entity to calculate and publish the Index, it may become difficult to determine the level of the Index. If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index. The circumstances in which the Calculation Agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we expect to enter into transactions to hedge our obligations under the Securities. If we are unable to enter into or to adjust any hedge position with respect to any Index Component, the Calculation Agent may designate a successor index (which may, but need not be, an index calculated and maintained by the Index Sponsor, Merrill Lynch & Co. or Deutsche Bank) and determine the level of the Index and the payment due at maturity or upon repurchase with reference to such successor index.

The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Level of the Index, the Maturity Date or a Repurchase Date

The determination of the level of the Index on a valuation date, including the final valuation date, may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on such valuation date. In case of such postponement, the corresponding repurchase date will be postponed so that such repurchase date occurs on the third business day following the valuation date as postponed.

If postponement of a valuation date, other than the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to five scheduled trading days. If a market disruption event causes the postponement of the valuation date for more than five scheduled trading days, the level of the Index for the relevant repurchase date will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such valuation date, as postponed. See “Specific Terms of the Securities—Payment Upon Repurchase.”

The index factor calculated on the final valuation date will equal the average of the closing levels of the Index for the five scheduled trading days immediately prior to and including the final valuation date divided by the initial index level. If there are fewer than five trading days during the five scheduled trading days prior to the scheduled final valuation date, the Calculation Agent will postpone the final valuation date until there are five trading days on which there is no market disruption occurring, but in no event will the final valuation date be postponed by more than five scheduled trading days. If the final valuation date is postponed due to a market disruption event, the maturity date will also be postponed by an equal number of business days up to five business days. See “Specific Terms of the Securities—Payment at Maturity.”

The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective non-U.S. investors should also note that either or both of two legislative provisions enacted in 2010 could result in the imposition of withholding tax on an investment in the Securities.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDEX

The following is a description of the Index, including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from publicly available sources. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc., the Index Sponsor. You, as an investor in the Securities, should make your own investigation into the Index. The Index Sponsor has no obligation to continue to compile and publish the Index, and may discontinue compilation or publication of the Index at any time in its sole discretion. The calculation agent for the Index is Dow Jones.  On July 2, 2012, McGraw-Hill Companies and CME Group announced the launch of S&P Dow Jones Indices, a joint venture that combines S&P Indices and Dow Jones Indices. Under the terms of the joint venture, McGraw-Hill contributed its S&P Indices and the CME Group /Dow Jones joint venture contributed the Dow Jones Indexes (including the Index) to create S&P Dow Jones Indices.

Overview

The Index, a market index constructed as a subset of the Dow Jones Industrial AverageSM, was launched on August 27, 2007 and was set to 77.09 on the base date of December 29, 2000. It is the total return variant of the Dow Jones High Yield Select 10 IndexSM, which was created on December 31, 1998. Each December, the thirty stocks in the Dow Jones Industrial AverageSM are ranked by indicated annual dividend yield and the ten highest are selected as Index Components. Dividends are adjusted on a case-by-case basis for corporate actions such as mergers and acquisitions. No special dividends are included.

As of August 31, 2012, the component stocks of the Index and their dividend yields were:

Component Stock of the Index	Dividend Yield (%)
E.I. DuPont de Nemours & Co.	3.32
General Electric Co.	3.03
Intel Corporation	3.88
Johnson & Johnson	3.54
Kraft Foods Inc.	2.79
Merck & Co. Inc.	3.74
Pfizer Inc.	3.61
The Proctor & Gamble Company	3.23
AT&T Inc.	4.64
Verizon Communications Inc.	4.53

Weighting

The Index is equal-dollar-weighted based on the closing prices on the last trading session of the year. Each component stock is initially given equal weight, such that upon reconstitution and rebalancing of the Index, each component stock represents 10% of the Index. Although the weighting of each component stock will fluctuate due to price changes during the year, the Index is not reweighted between annual rebalancings.

Watch List

A preliminary watch list for the Index is published seven business days prior to the last trading session in December, based on updated dividend data and closing prices from the previous trading day. The final selection watch list, published three business days prior to the last trading session of the year, contains the final components for the forthcoming year. The Index is revised after the close of trading on the last trading day in December. The new components are included in the Index at the opening of the first trading session of the new year.

A monthly watch list based on the year-end selection list is published in early January. At the beginning of each month thereafter, the list is recalculated based on updated indicated annual dividend data. The monthly watch list is used, when necessary, to determine the substitution of component stocks, as described below.

Substitution of Component Stocks

If any Index Component is removed from the Dow Jones Industrial AverageSM during the year, it remains a component of the Index until the next annual review. If any Index company is involved in a spinoff, the price of the parent company is adjusted to reflect the value of the spinoff after the close of trading on the day prior to the ex-date. The spinoff is not included in the Index. The value of the spinoff is “reinvested” in the current component stocks based on their weights in the Index as of the ex-date of the spinoff, resulting in divisor adjustments to the Index. If any Index company is acquired by another company by stock swap or a cash transaction, the acquired company is removed from the Index based on its closing price on its last trading day as a component of the Dow Jones Industrial AverageSM. The non-component stock with the highest indicated annual dividend yield on the most current monthly watch list is then added to the Index at a weight equaling the departing weight of the removed company.

The Index is computed based on dividend reinvestment. Cash dividends are reinvested in all current Index component stocks based on their weight in the Index as of the ex-date of the dividend. Special dividends paid on component stocks are accounted for by adjustment to the price and total return divisors, and are reinvested in all component stocks based on their weights in the Index as of the ex-date of the distribution.

The Dow Jones Industrial AverageSM

The component stocks of the Dow Jones Industrial AverageSM are selected at the discretion of the editors of The Wall Street Journal. There are no pre-determined criteria except that components should be established U.S. companies that are leaders in their industries.

For the sake of continuity, composition changes are rare, and generally occur only after corporate acquisitions or other dramatic shifts in a component’s core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously.

The Dow Jones Industrial AverageSM is not limited to traditionally defined industrial stocks. Instead, it is intended to serve as a measure of the entire U.S. market, covering such diverse industries as financial services, technology, retail, entertainment and consumer goods.

“Dogs of the Dow” Investment Strategy

The Index follows the same general concept as the “Dogs of the Dow” investment strategy, which advocates investing in the ten Dow Jones Industrial AverageSM stocks with the highest dividend yield and holding them for one year.

Calculation of the Index

The Index is calculated by adding up the prices of its components on the components’ primary exchanges and dividing the sum by the divisor.

The divisor is a periodically adjusted number used in the calculation of the Index to ensure continuity of the Index after corporate actions such as spin-offs and stock splits. As of August 31, 2012, the value of the divisor for the Index was 818.9862.

The formula for calculating a divisor change is as follows:

Dt+1=Dt*SCªt/SCt

Where:

Dt+1	=	Divisor to be effective on trading session t+1
Dt	=	Divisor on trading session t
Cªt	=	Component’s closing prices adjusted for stock dividends, splits, spin-offs and other applicable corporate actions on trading session t
Ct	=	Components closing prices on trading session t

Closing Levels of the Index

The inception date of the Index is August 27, 2007. The following table illustrates how the Index has performed and the graph below provides historical levels of the Index from August 27, 2007 to August 31, 2012.

The historical data represented below should not be interpreted as an indication of future performance.

December 31, 2007	118.78
December 31, 2008	72.36
December 31, 2009	85.60
December 31, 2010	103.22
December 30, 2011	118.64
August 31, 2012	133.24

Source: Bloomberg

Any historical upward or downward trend in the level of the Index during any period shown below is not an indication that the level of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical performance of the Index should not be taken as an indication of the future performance of the Index. We cannot give you any assurance that the future performance of the Index or the Index Components will result in the return of any of your initial investment.

Historical Performance Comparison

The following graph illustrates how the Index has performed relative to the Dow Jones Industrial AverageSM Total Return Index and the S&P 500® Total Return Index from August 27, 2007 to August 31, 2012 based on the selection criteria and methodology described on the previous page. For the purposes of comparison, each index is rebased to 100 as of August 27, 2007.  We cannot give you any assurance that the performance of the Index will exceed the performance of the Dow Jones Industrial AverageSM Total Return Index or the S&P 500® Total Return Index on any given day in the future nor can we give you any assurance that the Index will not significantly underperform the Dow Jones Industrial AverageSM Total Return Index or the S&P 500® Total Return Index.  The historical performance of the Index should not be taken as an indication of future performance of the Index. We cannot give you any assurance that the future performance of the Index or the Index Components will result in the return of any of your initial investment.

Source: Bloomberg. The results are based on the levels of the indices beginning on August 27, 2007 and ending August 31, 2012, and are for illustrative purposes only. All three indices are rebased at 100 on August 27, 2007.

Use of the Index

Dow Jones”, “Dow Jones Indexes”, “Dow Jones High Yield Select 10 Total Return IndexSM” and all index names cited are marks of Dow Jones & Company, Inc.

MLPF&S has entered into an agreement with the Index Sponsor providing MLPF&S with a license and, for a fee, with the right to use the Index in connection with certain securities, including the Securities. Deutsche Bank has entered into an agreement with the Index Sponsor and MLPF&S providing Deutsche Bank with a sublicense and the right to use the Index in connection with the Securities.

The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). The Index Sponsor has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. The Index Sponsor makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. The Index Sponsor has no obligation to take the needs of Deutsche Bank, MLPF&S, Nuveen Investments or the holders of the Securities into consideration in determining, composing or calculating the Index. The Index Sponsor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Index Sponsor has no liability in connection with the administration, marketing or trading of the Securities.

THE INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND THE INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK, MLPF&S, NUVEEN INVESTMENTS, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN MLPF&S AND THE INDEX SPONSOR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES.

VALUATION OF THE SECURITIES

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, including changes in supply related to inventory positions with any market maker and our decisions about whether or when to issue additional Securities, the volatility of the Index, prevailing interest rates, the volatility of securities markets, economic, financial, political, regulatory or judicial events that affect the level of the Index, the general interest rate environment, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Indicative Value

The intraday indicative value, which is meant to approximate the intrinsic economic value of the Securities at any given time, equals the principal amount of the Securities times the index factor calculated based on the level of the Index at such time times the fee factor for the day on which such time occurs. The Calculation Agent will publish the intraday indicative value under the Bloomberg symbol DODIV.  Additionally, the Calculation Agent expects to calculate and publish the closing indicative value of your Securities on each trading day at www.elementsetn.com.

The actual trading price of the Securities in the secondary market may vary significantly from their indicative value. See “Risk Factors — The Intraday Indicative Value is not the Same as the Trading Price of the Securities in the Secondary Market.”

In connection with your Securities, we use the term “indicative value” to refer to the value at a given time determined based on the following equation:

Indicative Value =	Stated Principal Amount per Security x (Current Index Level / Initial Index Level) x Current Fee Factor

where:

Stated Principal Amount per Security	=	$10;

Current Index Level	=	The most recent published level of the Index available;

Initial Index Level	=	121.33, the closing level of the Index on the inception date; and

Current Fee Factor	=
The most recent daily calculation of the fee factor with respect to your Securities, determined as described above (which, during any trading day, will be the fee factor determined on the preceding calendar day).

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading price of the Securities may vary significantly from their indicative value.

As discussed in “Specific Terms of the Securities—Payment Upon Repurchase,” you may, subject to certain restrictions, offer your Securities for repurchase by Deutsche Bank on any business day during the term of the Securities. If you elect to offer your Securities to Deutsche Bank for repurchase, you must offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) at one time for repurchase by Deutsche Bank. The last valuation date for which you may submit an offer for repurchase (which offer must be delivered to DBSI no later than 4:00 p.m., New York City time, on the business day immediately preceding such valuation date) is October 25, 2022. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022. If you offer your Securities for repurchase on a particular repurchase date, you will receive a cash payment on such date in an amount equal to the daily repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement.

The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the Securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar, under which the Securities will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Deutsche Bank on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

No Interest

We will not make any interest payments during the term of the Securities.

Denomination/Stated Principal Amount

The denomination and stated principal amount of each Security is $10.00. The Securities have been and may be issued and sold over time at prices based on the indicative value of such Securities at such times, which may be significantly higher or lower than the stated principal amount.

Payment at Maturity

If you hold your Securities to maturity, subject to the credit of the Issuer, you will receive a cash payment at maturity that is linked to the percentage change in the level of the Index from the inception date to the level calculated on the final valuation date. Your cash payment at maturity will be equal to the principal amount of your Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing levels of the Index for the five trading days immediately prior to and including the final valuation date (the “calculation period”) divided by the initial index level. The initial index level is the closing level of the Index on the inception date. If a market disruption event occurs and is occurring during the calculation period, then the Calculation Agent will postpone the final valuation date until there are five trading days on which there is no market disruption event occurring, but in no event will the final valuation date be postponed by more than five scheduled trading days. If there are fewer than five trading days during the calculation period and the five scheduled trading days after the calculation period (the “extended valuation period”), the index factor will equal the average of the closing levels of the Index on those trading days divided by the initial index level. If there is one trading day during the calculation period and extended valuation period, the index factor will equal the closing level of the Index on that trading day divided by the initial index level. If there are no trading days during the calculation period and extended valuation period, then the index factor will be calculated by reference to the closing level of the Index determined (or, if not determinable, estimated by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the final scheduled trading day in the extended valuation period. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, offer your Securities for repurchase by Deutsche Bank on any business day during the term of the Securities. If you choose to offer your Securities for repurchase, you must offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) to Deutsche Bank for repurchase on any repurchase date. A repurchase date is the third business day following a valuation date. The last valuation date for which you may submit an offer for repurchase (which offer must be delivered to DBSI no later than 4:00 p.m., New York City time, on the business day immediately preceding such valuation date) is October 25, 2022. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, the final day on which Deutsche Bank will repurchase your Securities will be October 28, 2022.

If you offer at least $2,500,000 stated principal amount of Securities (250,000 Securities) to Deutsche Bank for repurchase and comply with the repurchase procedures described below for a repurchase date, Deutsche Bank will be obligated to repurchase your Securities, and on the repurchase date, you will receive a cash payment in an amount equal to the daily repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing level of the Index on that day divided by the initial index level. The initial index level is the closing level of the Index on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each trading day from November 16, 2007 to October 25, 2022 inclusive and November 7, 2022 (which is referred to as the final valuation date), unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day. A valuation date may be postponed due to a market disruption event up to five scheduled trading days. If postponement of a valuation date due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption event, up to five scheduled trading days. If a market disruption event causes the postponement of the valuation date for more than five scheduled trading days, the level of the Index for such repurchase date will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such valuation date, as postponed. If a valuation date is postponed, the corresponding repurchase date will also be postponed so that such repurchase date occurs on the third business day following the valuation date as postponed.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The Securities are not redeemable at the option of Deutsche Bank.

Repurchase Procedures

If you wish to offer your Securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 4:00 p.m., New York City time, on the business day immediately preceding the valuation date three business days prior to the applicable repurchase date. You must offer at least $2,500,000 stated principal amount of your Securities (250,000 Securities) for repurchase by Deutsche Bank on any repurchase date. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable daily repurchase value, facing DBSI; and

•
you must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the third business following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If DBSI does not receive your offer for repurchase from your broker or DTC participant by 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the Calculation Agent will determine the level of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the level of the Index may be postponed if the Calculation Agent determines that, on a valuation date, a market disruption event has occurred or is continuing.

Any of the following will be a market disruption event as determined by the Calculation Agent:

•
any suspension of, absence or material limitation on trading on the primary exchange on which the Index Components trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the number of stocks that then comprise the Index or any successor index;

•
any event that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for 20% or more of the number of stocks that then comprise the Index or any successor index;

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the number of stocks that then comprise the Index or any successor index during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

•
if in the future, such markets become relevant to the calculation or hedging of the Index, any suspension of or material limitation on trading on the primary exchanges that trade options contracts or futures contracts related to the Index Components as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index; or

•
any other event if the Calculation Agent determines that such event materially interferes with our ability to enter into a hedge or unwind all or a material portion of a hedge with respect to the Securities that we have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

For the purpose of determining whether a market disruption event has occurred:

•
a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a market disruption event;

•
a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index;

•	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

•
for the purpose of the first bullet of this section above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered “material.”

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of each Security at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the Securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If a holder of a Security accelerates the maturity of the Security upon an event of default under the indenture referenced in the accompanying prospectus supplement, the amount payable upon acceleration will be the daily repurchase value determined by the Calculation Agent on the next valuation date.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the Securities offered by this pricing supplement. If there is substantial demand for the Securities, we may issue additional Securities frequently. Such additional Securities will be fungible with the outstanding Securities. We have no obligation to take your interests into account when deciding whether to issue additional securities.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues compilation or publication of the Index and the Index Sponsor or any other person or entity (including Merrill Lynch & Co. and Deutsche Bank) calculates and publishes an index that the Calculation Agent determines is comparable to the Index and approves as a successor index, then the Calculation Agent will determine the level of the Index on the applicable valuation date and the amount payable at maturity or upon repurchase by Deutsche Bank by reference to such successor index for the period following the discontinuation of the Index.

If the Calculation Agent determines that the publication of the Index is discontinued and that there is no applicable successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the level of the Index is required to be determined, or if for any other reason the Index is not available to us or the Calculation Agent on the relevant date, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason—then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date or upon repurchase by Deutsche Bank is equitable.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Index and the amount payable at maturity or upon repurchase by Deutsche Bank or otherwise relating to the level of the Index may be made in the Calculation Agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the Calculation Agent. The Calculation Agent will, in its sole discretion, make all determinations regarding the value of the Securities, including at maturity or upon repurchase by Deutsche Bank, market disruption events (see “—Market Disruption Events”), business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing level of the Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your Securities at maturity or upon repurchase by Deutsche Bank and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will rely upon the published level of the Index. If the Index Sponsor discontinues compilation or publication of the Index, or if we are unable to enter into or to adjust any hedge position with respect to any Index Component (see “Use of Proceeds and Hedging”), the Calculation Agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the Index Sponsor, Merrill Lynch & Co. or Deutsche Bank) and shall be solely responsible for determining the value of the Securities based on its calculation of such successor index. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

We have entered into and expect to continue to enter into transactions to hedge our obligations under the Securities. Such transactions may involve purchases of the Index Components or instruments linked to the Index. From time to time, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the Index Components;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the Index Components or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the final valuation date. That step may involve sales or purchases of the Index Components, listed or over-the-counter options or futures on Index Components or listed or over-the-counter options, futures, or other instruments linked to the level of the Index, as well as other indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the Securities and the amount payable at maturity or upon repurchase by Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

If we are unable to enter into or to adjust any hedge position with respect to any Index Component, the Calculation Agent may designate a successor index to which the Securities will be linked, which successor index would generally be calculated in the same manner as the Index, except that, for so long as we are unable to hedge the affected Index Component, such Index Component would be replaced with a component of the Dow Jones Industrial AverageSM not already in the Index with the next highest indicated annual dividend yield. Such successor index may, but need not be, an index calculated and maintained by the Index Sponsor, Merrill Lynch & Co. or Deutsche Bank. If we subsequently become able to hedge the replaced Index Component, the Securities will continue to be linked to the successor index, but the Calculation Agent may treat such replaced Index Component as eligible for inclusion in such successor index.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the Securities. It applies to you only if you hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a Security as a part of a “straddle.”

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions as of the date of this pricing supplement, it is more likely than not that the Securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the Securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions. Unless otherwise stated, the following discussion is based on the treatment of the Securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Under this treatment, you should not recognize taxable income or loss with respect to a Security prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of a Security, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the Security. Your tax basis in the Security should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the Security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a Security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the Security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any change in the composition or weighting of the Index, change in methodology of calculating the Index or substitution of a successor index could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the Security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a Security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a Security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the Security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the Security, even though we will not be required to make any payment with respect to the Security prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the Security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a Security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the Security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a Security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the Security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the Security, possibly on a retroactive basis.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a Security is treated as a debt instrument, any income or gain you realize with respect to the Security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a Security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Because the payment at maturity is determined by reference to the Index, the performance of which in turn depends in part on dividends paid by the issuers of its component stocks, recently proposed regulations under Section 871(m) of the Code could adversely affect the tax consequences of owning and disposing of a Security after December 31, 2013. These proposed regulations would in certain circumstances impose a withholding tax at a rate of 30% (subject to reduction under an applicable treaty) on amounts, attributable to U.S.-source dividends, that are paid or “deemed paid” on certain financial instruments (“dividend equivalents”). While significant aspects of the application of these proposed regulations to the Securities are uncertain, if they were finalized in their current form, we (or other withholding agents) might determine that a Security beneficially owned by you after December 31, 2013 is subject to withholding tax with respect to dividend equivalents (possibly even during periods in which we make no payments with respect to those dividend equivalents) or that you must provide information to establish that withholding is not required. We will not pay additional amounts on account of any such withholding tax.

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this pricing supplement) and other published guidance, will generally impose, with respect to obligations issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including original issue discount) and “dividend equivalents” (described above) after December 31, 2013 and (ii) the proceeds of taxable dispositions after December 31, 2014 of instruments that give rise to U.S.-source interest or could give rise to “dividend equivalents,” unless various U.S. information reporting and due diligence requirements have been satisfied. This regime will apply if the Securities are treated as debt instruments, and if they are not, could apply because the Securities could give rise to “dividend equivalents.” The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay any additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a Security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We sold 700,000 Securities on the inception date through MLPF&S and Nuveen Investments and through one or more dealers purchasing as principals through MLPF&S and Nuveen Investments at their stated principal amount of $10.00 each. Additional Securities have been and may continue to be offered and sold from time to time, at prevailing prices at the time of sale. It is expected that such additional Securities will be offered through our affiliate, DBSI, acting as our agent, to investors and to dealers acting as principals for resale to investors. We will receive proceeds equal to 100% of the offering price of Securities sold after the inception date.

We may deliver Securities against payment therefor on a date that is greater than three business days following the date of sale of any Securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in Securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

MLPF&S and each dealer in the initial distribution charged, and DBSI and any other agent and dealer in any subsequent distribution are expected to charge normal commissions for the purchase of the Securities.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from us or from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

We have retained MLPF&S and Nuveen Investments, each a FINRA member, to provide certain services relating to the distribution of the Securities. MLPF&S and its affiliates and Nuveen Investments will be paid a fee for their services, from the investor fee, equal to 0.435% per annum. DBSI will also provide certain services relating to distributions of the Securities after the inception date. Although DBSI will not receive discounts or commissions in connection with such services, DBSI is expected to charge normal commissions for the purchase of the Securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sales of Securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the Securities. Any distribution of the Securities in which DBSI participates will comply with the requirements of Rule 5121 of FINRA. In accordance with Rule 5121, DBSI may not make sales of the Securities to any of its discretionary accounts without the prior written approval of the customer.

We have entered into a license agreement with MLPF&S pursuant to which MLPF&S has licensed us to use certain of its intellectual property in connection with the Securities. In connection with this license agreement, MLPF&S will be paid a licensing fee, from the investor fee, equal to 0.15% per annum. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the Securities.

From time to time, MLPF&S and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption.  Such Parties in Interest could include, without limitation, us, DBSI, the Calculation Agent, the paying agent, issuing agent and registrar or any of our or their respective affiliates.  Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.  Thus, a plan fiduciary considering an investment in the Securities should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Securities might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, unless otherwise provided in an applicable supplement, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Securities or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Securities, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase and holding of such Securities are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Securities.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities.  The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, (C) the holding of the Securities, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the Securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Securities;

(iii)
any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase and holding of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP and Sidley Austin LLP have acted as special counsel to the agents. Davis Polk & Wardwell LLP and Sidley Austin LLP have in the past represented the Issuer and its affiliates and continues to represent the Issuer and its affiliates on a regular basis and in a variety of matters.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated:
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Fax: 917-512-9226

Re: ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022 issued by Deutsche Bank AG (the “Securities”)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the Securities in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of Securities offered for repurchase (You must offer at least 250,000 Securities ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

Applicable valuation date:                     , 20

Applicable repurchase date:                     , 20

Contact Name:

Telephone #:

My Securities are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your Securities):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the Securities specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my Securities are held (the “DTC Participant”), is delivered to DBSI by 4:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 10:00 a.m. on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s Securities are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE SECURITIES ARE HELD AND DELIVERED TO DBSI BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAYS IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated:
Deutsche Bank Securities Inc., as Repurchase Agent

Re: ELEMENTSSM—“Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022 issued by Deutsche Bank AG (the “Securities”)

Dear Sirs:

The undersigned holder of ELEMENTSSM— “Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return IndexSM due November 14, 2022 issued by Deutsche Bank AG) CUSIP No. 25153Q 65 8 (the “Securities”) hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the Repurchase Date of                     , with respect to the stated principal amount of Securities indicated below as described in the pricing supplement relating to the Securities (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of Securities specified below at a price per Security equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of Securities offered for repurchase (You must offer at least 250,000 Securities ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):

A-2

25,000,000

ELEMENTSSM—“Dogs of the Dow”

Linked to the Dow Jones High Yield Select 10 Total Return IndexSM
due November 14, 2022

Pricing Supplement

October 1, 2012

Deutsche Bank Securities

Nuveen Investments	BofA Merrill Lynch

As Agents for

Deutsche Bank AG, London Branch

ELEMENTSSM and   are service marks of Merrill Lynch, Pierce, Fenner & Smith Incorporated

CUSIP Number: 25153Q 65 8